AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1998
                                                      REGISTRATION NO. 333-42653
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                   POST EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                        TOTAL RENAL CARE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                51-0354549
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)

                      21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                                 (310) 792-2600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

           Total Renal Care Holdings, Inc. Special Purpose Option Plan
                           (Full title of the plan)

                                  JOHN E. KING
                            Chief Financial Officer
                        Total Renal Care Holdings, Inc.
                      21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                                 (310) 792-2600
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   COPIES TO:
                              JAMES W. LOSS, Esq.
                               Riordan & McKinzie
                       695 Town Center Drive, Suite 1500
                          Costa Mesa, California 92626
                                 (714) 433-2900

                                EXPLANATORY NOTE

     The shares subject to this Post-Effective Amendment to Form S-4 on Form S-8 are issuable upon the exercise of vested options previously outstanding under the Renal Treatment Centers, Inc. Amended and Restated 1990 Stock Plan (the "RTC Plan") which were converted into outstanding options under the Total Renal Care Holdings, Inc. Special Purpose Option Plan (the "Special Purpose Plan") by way of merger of Renal Treatment Centers, Inc. into a wholly owned subsidiary of Total Renal Care Holdings, Inc. (the "Company"). The terms of the Special Purchase Plan are substantially identical to those of the RTC Plan except that shares of the Company will be issued in lieu of shares of Renal Treatment Centers, Inc. A total of 3,239,979 shares will be issuable under the Special Purpose Plan. 1,857,558 of those shares relate to options which had vested under the RTC Plan as of the date that the Form S-4 was filed (December 19, 1997) and are registered under this Post-Effective Amendment to Form S-4 on Form S-8. The remaining 1,382,421 shares issuable under the Special Purpose Plan relate to options granted under the RTC Plan which had not vested as of the date the Form S-4 was filed and are being registered contemporaneously herewith on a separate Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996.

     (2) All other reports filed by the Company pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996, the end of the Company's most recently completed fiscal year for which an Annual Report on Form 10-K was filed.

     (3) The description of the common stock of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A, filed October 21, 1995.

     (4) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of Common Stock registered hereby (the "Shares") has been passed upon for the Company by Barry C. Cosgrove, General Counsel of the Company. Mr. Cosgrove holds Common Stock and options to purchase Common Stock granted under the Company's employee stock plans which in the aggregate represent less than 1% of the Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which such person is involved by reason of the fact that he or she is or was a director, officer, employee or agent of such corporation, provided that (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expense actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

     Article XI, Section 1 of the Company's By-Laws provides for indemnification of persons to the fullest extent permitted by the Delaware General Corporation Law.

     In accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation, as amended, limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the federal securities laws.


ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

4.1   Total Renal Care Holdings, Inc. Special Purpose Option Plan.

5.1 Opinion of Barry C. Cosgrove, General Counsel, Total Renal Care Holdings, Inc.*

23.1 Consent of Barry C. Cosgrove, General Counsel, Total Renal Care Holdings, Inc.*

23.2  Consent of Price Waterhouse LLP.

23.3  Consent of KPMG Peat Marwick LLP.

23.4  Consent of Coopers & Lybrand L.L.P.

23.5  Consent of Baird, Kurtz & Dobson.

23.6  Consent of Deloitte & Touche LLP.

23.7  Consent of Frank, Rimerman & Co., LLP.

23.8  Consent of Maier Markey & Menashi LLP.

24.1  Power of Attorney.*
---------------
*  Previously filed as an exhibit to the Registration Statement on Form S-4.

ITEM 9.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torrance, State of California, on February 25, 1998.

                               TOTAL RENAL CARE HOLDINGS, INC.

                               By:  /s/ John E. King
                                    ----------------------------------------
                                        John E. King
                                        Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                         Title                            Date
      ---------                         -----                            ----
            *                Chairman of the Board, Chief           February 25, 1998
------------------------     Executive Officer, and Director
    Victor M.G. Chaltiel

/s/  John E. King            Vice President, Finance and            February 25, 1998
------------------------     Chief Financial Officer
     John E. King

            *                Director                               February 25, 1998
------------------------
    Maris Andersons

            *                Director                               February 25, 1998
------------------------
    Peter T. Grauer

            *                Director                               February 25, 1998
------------------------
    Regina E. Herzlinger

            *                Director                               February 25, 1998
------------------------
    Shaul G. Massry

By: /s/ John E. King
------------------------
        John E. King
      Attorney-in-Fact

                               INDEX TO EXHIBITS



Sequentially
Numbered
Exhibit                      Description                 Page Number
-------------                -----------                 -----------



4.1  Total Renal Care Holdings, Inc. Special Purpose Option Plan.

5.1 Opinion of Barry C. Cosgrove, General Counsel, Total Renal Care Holdings, Inc.*
23.1 Consent of Barry C. Cosgrove, General Counsel, Total Renal Care Holdings, Inc.*

23.2 Consent of Price Waterhouse LLP.

23.3 Consent of KPMG Peat Marwick LLP.

23.4 Consent of Coopers & Lybrand L.L.P.

23.5 Consent of Baird, Kurtz & Dobson.

23.6 Consent of Deloitte & Touche LLP.

23.7 Consent of Frank, Rimerman & Co., LLP.

23.8 Consent of Maier Markey & Menashi LLP.

24.1 Power of Attorney.*
-----------------
*  Previously filed as an exhibit to the Registration Statement on Form S-4.